As filed with the U.S. Securities and Exchange Commission on February 6, 2025

Registration No. 333-282516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Pioneer Street,

Brea, California 92821

(714) 613-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Michery

President, CEO and Chairman

1405 Pioneer St

Brea, CA 92821

Tel: (714) 613-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Katherine J. Blair

Michael W. Kelker

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, CA 90071-2300

(213) 489-3939

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Is An Exhibits-Only Amendment.

This Amendment No. 3 is being filed as an exhibits-only filing solely for the purpose of filing Exhibits 4.2(a) and 5.1 to this registration statement on Form S-1 (File No. 333-282516) (the “Registration Statement”), and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index in Item 16 of Part II of the Registration Statement. This Amendment No. 3 omits the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement, filed on January 29, 2025 (“Amendment No. 2”). This Amendment No. 3 speaks as of the original filing date of Amendment No. 2 and does not reflect events occurring after the filing date of Amendment No. 2 or modify or update the disclosures therein in any way other than as required to amend and restate the list of exhibits in Item 16 as described above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

EXPENSE	AMOUNT
SEC registration fee	$12,767
Legal fees and expenses	$150,000
Accounting fees and expenses	$10,000
Printing and engraving expenses	$5,000
Miscellaneous expenses	$2,500
$180,267

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article VIII of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article IX of our certificate of incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no underwriting discounts or commissions were paid with respect to the issuance of the securities. Share and price per amount below are not adjusted to reflect reverse stock splits that have been effectuated after such issuances.

On January 18, 2022, the Company approved the issuance of an aggregate of 1,908,000 shares of Common Stock to certain employees of the Company. In February 2022, the Company issued 1,000,000 shares of Common Stock to Preferred Management Partners, Inc.

On March 24, 2022, the Company issued 428,382 shares of Common Stock to the Company’s chief executive officer, David Michery.

On March 25, 2022, the Company issued 4,969,357 shares of Series C Preferred Stock. par value $0.001 per share (“Series C Preferred Stock”), and warrants to purchase 17,111,236 shares of Common Stock for an aggregate purchase price of approximately $43.9 million.

On June 7, 2022 and as amended on June 23, 2022, the Company entered into a securities purchase agreement (the “Series D Purchase Agreement”) with certain accredited investors to purchase an aggregate of $275 million of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and five-year warrants exercisable for shares of Common Stock.

On September 7, 2022, in connection with the acquisition of Bollinger Motors, Inc., the Company agreed to pay the sellers an aggregate of up to approximately $71.2 million consisting of $30 million in cash and $41.2 million worth of shares of the Company’s Common Stock, equal to 63,599,876 shares.

On September 19, 2022, the Company and the investors entered into Amendment No.2 to the Series D Purchase Agreement, whereby the investors purchased Series D Preferred Shares in the aggregate value of $35,000,000 from the Company and the Company issued to the investors 79,926,925 shares of Series D Preferred Stock and warrants exercisable for 147,864,810 shares of Common Stock.

On October 14, 2022, the Company entered into an Exchange Agreement (the “2022 Exchange Agreement”) with Esousa pursuant to which Esousa acquired a new secured convertible promissory note in exchange for the convertible note dated June 17, 2022 (the “2022 Exchange Note”). The 2022 Exchange Note has a principal amount of $12,945,914. Esousa may elect to convert all or any portion of the then-outstanding principal balance of the 2022 Exchange Note into that number of shares of Common Stock equal to the number obtained by dividing the outstanding principal balance of the 2022 Exchange Note to be so converted at a 5% discount to the lowest daily volume-weighted average price in the 10 trading days prior to conversion based on the prevailing market value of shares of the Common Stock of the Company as reported on Nasdaq at close on the date on which a written notice of conversion is delivered to the Company.

On October 25, 2022, the Company’s Board of Directors approved a settlement agreement with Esousa and authorized the issuance of 23,000,000 shares of Common Stock to Esousa to settle any potential claims related to the 2022 Exchange Agreement.

On November 14, 2022, the Company entered into a Subscription and Investment Representation Agreement with David Michery, its Chief Executive Officer, who is an accredited investor pursuant to which the Company issued and sold one share of the Company’s Series AA Preferred Stock, par value $0.001 per share, to the purchaser for $25,000.00 in cash. The Series AA Preferred Stock was subsequently canceled and eliminated on January 30, 2023.

On November 15, 2022, the Company and the investors entered into Amendment No. 3 to the Series D Purchase Agreement, whereby the investors paid $150 million for notes convertible into shares of the Common Stock and for no additional consideration, for every share of Common Stock issued to the investor upon conversion of such note, the holder shall receive warrants exercisable for 185% of the Company’s Common Stock at an exercise price equal to the conversion price applicable at the time of conversion of such note, subject to further adjustment as provided in the warrants. The shares issuable under the notes have been issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Securities Act, which permits an issuer to exchange new securities for existing securities exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On March 14, 2023, in connection with the entry of an IP Agreement with a business partner in connection with the settlement of an arbitration matter, the Company issued to the business partner warrants to purchase up to 75,000,000 shares of the Company’s Common Stock.

On June 5, 2023, the Company entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue to Acuitas Capital LLC (“Acuitas”) (1) 19,493,071 shares of the Company’s Common Stock. (2) pre-funded warrants exercisable for 8,074,124 shares of Common Stock and (3) warrants exercisable for 50,999,310 shares of Common Stock.

On June 12, 2023, the Company entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue to the Series D Preferred Stock investors (1) 54,700,517 shares of the Company’s Common Stock, (2) pre-funded warrants exercisable for 49,466,145 shares of Common Stock and (3) warrants exercisable for 192,708,321 shares of Common Stock after receiving $45 million commitment amount under the Series D Purchase Agreement (as amended).

On June 21, 2023 and June 26, 2023, certain accredited investors in the Company exercised an option to purchase additional shares of Series D Preferred Stock in an amount equal to such investors’ pro rata investment of $100 million in the Company pursuant to the Series D Purchase Agreement (as amended). Specifically, on June 22, 2023 and June 26, 2023, the Company and the Series D Preferred Stock investors entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue (1) 165,357,735 shares of the Company’s Common Stock, (2) pre-funded warrants exercisable for 457,343,268 shares of Common Stock; and (3) warrants exercisable for 684,971,101 shares of Common Stock. On June 20, 2023, the Company entered into a letter agreement with Acuitas pursuant to which the pre-funded warrants exercisable for 8,074,124 shares of Common Stock and warrants exercisable for 50,999,310 shares of Common Stock were cancelled in exchange for $13 million investment and warrants exercisable for 18,058,507 shares of Common Stock at an exercise price of $0.52 per share.

On May 14, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase an aggregate principal amount of $52.6 million of 5% Original Issue Discount Senior Secured Notes convertible into shares of Common Stock (the “Notes”) and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 4,793,402 shares of Common Stock; on July 9, 2024, the investors purchased an additional initial aggregate principal amount of $10.5 million, or $10.0 million including the 5% original issue discount, of Notes and also received Warrants exercisable, on a cash exercise, for an aggregate of 3,834,726 shares of Common Stock; and on July 15, 2024, investors purchased an additional initial aggregate principal amount of $29.0 million, or $27.5 million including the 5% original issue discount, of Notes and also received Warrants exercisable, on a cash exercise, for an aggregate of 10,545,490 shares of Common Stock. For a certain period, the investors have investment rights to purchase from time to time additional Notes in the aggregate principal amount of up to approximately $52.6 million and related Warrants on the same terms and conditions.

On May 21, 2024, the Company entered into the ELOC Purchase Agreement with Esousa, pursuant to which Esousa has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the commencement date thereof or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of Common Stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth therein. On August 27, 2024, the Company issued 13,816,105 shares of Common Stock to Esousa as commitment shares pursuant to the terms of the ELOC Purchase Agreement. On September 12, 2024, the Company issued an additional 10,977,300 shares of Common Stock to Esousa as commitment shares pursuant to the ELOC Purchase Agreement. On October 23, 2023, the Company issued 502,066 shares of Common Stock.

On May 31, 2024, the Company entered into the Settlement Agreement with Ault Lending pursuant to which the Company issued $3 million of, or 76,923, shares of the Company’s Series E Preferred Stock in exchange for the cancellation of 1,211,299 shares of the Company’s Series C Preferred Stock held by Ault Lending. Pursuant to the terms of the Company’s Certificate of Incorporation, such shares of Series C Preferred Stock had a redemption value of approximately $14.9 million and aggregate accrued dividends of approximately $4.2 million.

On May 13, 2024, the Company entered into a Settlement Agreement and Stipulation (the “SAA”) with Silverback Capital Corporation (“SCC”), pursuant to which the Company agreed to issue Common Stock to SCC in exchange for the settlement of an aggregate of $4,623,655 (the “Settlement Amount”) to resolve outstanding overdue liabilities with different vendors. On May 29, 2024, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act in accordance with a stipulation of settlement, pursuant to the SSA between the Company and SCC. Pursuant to the terms of the SSA approved by the Order, the Company agreed to issue to SCC shares (the “Settlement Shares”) of Common Stock. The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the SSA, SCC may deliver requests to the Company for additional shares of Common Stock to be issued to SCC until the Settlement Amount is paid in full, provided that any excess shares issued to SCC will be cancelled. In connection with the SSA, from May 31, 2024 through August 21, 2024, the Company issued an aggregate of 6,381,215 shares of Common Stock to SCC.

On July 8, 2024, Ault Lending exchanged all of its shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, of Notes and Warrants to purchase, based on a cash exercise, 1,150,416 shares of Common Stock (subject to adjustment).

On September 25 and 27 and October 2, 2024, pursuant to Additional Investment Right in the Securities Purchase Agreement, the investors purchased an additional initial aggregate principal amount of approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 48,928 shares of Common Stock.

From October 23, 2024 to October 31, 2024, the Company issued an aggregate of 975,000 shares (the “Shares”) of common stock, in accordance with a settlement agreement dated October 21, 2024 (the “Settlement Agreement”) whereby the Company agreed to issue to a note holder (the “Holder”) $3.0 million (the “Settlement Amount”) of shares of its Common Stock in exchange for the satisfaction and cancellation of all obligations related to approximately $4.5 million of secured promissory notes. Pursuant to the terms of the Settlement Agreement, the number of shares of Common Stock issued to the Holder for the Settlement Amount was and will be based on the closing price of the Common Stock on the day immediately preceding such issuance, subject to an ownership limitation of 9.99%. The Shares were issued, and additional shares of Common Stock issued pursuant to the Settlement Agreement will be issued, in reliance on the exemption from the registration requirements of Section 3(a)(9) of the Securities Act of 1933, as amended, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On December 12, 2024, as part of the Additional Investment Right, certain investors purchased an additional aggregate principal amount of approximately $4.4 million (or $4.6 million including the 5% original issue discount) of Notes and also received Warrants exercisable on a cash basis for an aggregate of 16,862 shares of common stock. For a certain period, the investors have investment rights to purchase from time to time additional Notes in the aggregate principal amount of up to approximately $4.6 million and related Warrants on the same terms and conditions.

On December 26, and December 30, 2024, as part of the Additional Investment Right, the Company issued an additional aggregate principal amount of approximately $4.2 million (or $4.0 million including the 5% original issue discount) of 5% Original Issue Discount Senior Secured Notes that are convertible into shares of Common Stock, and five-year warrants exercisable on a cash basis for an aggregate of 8,255,933 shares of Common Stock.

On December 31, 2024, as part of the Additional Investment Right, an investor purchase an additional aggregate principal amount of approximately $5.3 million (or $5.0 million including 5% original issue discount) of Notes and also received Warrants exercisable on a cash basis for an aggregate of 19,171 shares of common stock. For a certain period, the investor has investment rights to purchase from time to time additional Notes in the aggregate principal amount of up to approximately $5.3 million and related Warrants on the same terms and conditions

On January 23, 2025, the Company entered into a securities purchase agreement with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors purchased an aggregate principal amount of approximately $6.3 million of 5% Original Issue Discount Secured Notes convertible into shares of common stock, and five-year warrants exercisable on a cash basis for an aggregate of 32,388,664 shares of Common Stock. For a certain period, the investors have investment rights to purchase from time to time additional Notes in the aggregate principal amount of up to approximately $6.3 million and related Warrants on the same terms and conditions.

Item 16. Exhibits and Financial Statement Schedules

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1+	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.	8-K	001-34887	2.1	09/08/2022
2.1(a)	First Amendment to the Common Stock Purchase Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.	8-K	001-34887	2.1	10/14/2022
2.1(b)	First Amendment to the Cash Escrow Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.	8-K	001-34887	2.2	10/14/2022
2.1(c)	First Amendment to the Stock Reservation Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.	8-K	001-34887	2.3	10/14/2022
2.2	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Robert Bollinger.	8-K	001-34887	2.2	09/08/2022
2.3	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and John Masters.	8-K	001-34887	2.3	09/08/2022
2.4+	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Seaport Global Asset Management SPV LLC - Series A.	8-K	001-34887	2.4	09/08/2022
2.5+	Asset Purchase Agreement dated September 16, 2022 between the Company and David W. Carickhoff, solely as Chapter 7 trustee of the Bankruptcy Estates of Electric Last Mile Solutions, Inc. and Electric Last Mile, Inc.	8-K	001-34887	10.1	09/19/2022
3.1(a)	Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated November 5, 2021	8-K	001-34887	3.2	11/12/2021
3.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated March 8, 2022	8-K	001-34887	3.1	03/10/2022
3.1(c)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on July 26, 2022	8-K	001-34887	3.1	07/27/2022
3.1(d)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.	S-3ASR	333-267502	4.1(c)	09/19/2022
3.1(e)	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock.	S-3ASR	333-267913	4.1(d)	10/17/2022
3.1(f)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022	8-K	001-34887	3.1	11/14/2022
3.1(g)	Certificate of Cancellation filed on January 30, 2023	8-K	001-34887	3.1	01/30/2023

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1(h)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on January 30, 2023	8-K	001-34887	3.2	01/30/2023
3.1(i)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on May 3, 2023	8-K	001-34887	3.1	05/05/2023
3.1(j)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on August 10, 2023	8-K	001-34887	3.1	08/11/2023
3.1 (k)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 20, 2023	8-K/A	001-34887	3.1	12/21/2023
3.1(l)	Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Junior Participating Preferred Stock filed on May 1, 2024	8-K	001-34887	3.1	5/6/2024
3.1(m)	Certificate of Mullen Automotive Inc. of Preferred Stock Designated as Series E Preferred Stock filed on May 31, 2024.	8-K	001-34887	3.1	6/6/2024
3.1(n)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on September 16, 2024	8-K	001-34887	3.1	9/20/2024
3.2	Amended and Restated Bylaws, as of November 30, 2023	10-K	001-34887	3.2	1/17/2024
4.1	Description of Company’s Securities	10-K	001-34887	4.1	01/24/2025
4.2	Rights Agreement dated as of May 1, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, which includes as Exhibit B and Exhibit C the Form of Common Rights Certificate and the Form of Preferred Rights Certificate, respectively.	8-K	001-34887	4.1	05/6/2024
4.2(a)	First Amendment to Rights Agreement dated February 5, 2025 between the Company and Continental Stock Transfer & Trust Company, as rights agent					✔
5.1	Opinion of Jones Day					✔
10.1#	Mullen Automotive Inc. 2022 Equity Incentive Plan	DEF 14A	001-34887	Appx B	06/24/2022
10.1(a)#	Amendment to 2022 Equity Incentive Plan dated August 3, 2023	8-K	001-34887	10.1	08/07/2023
10.1(b)#	Amendment to 2022 Equity Incentive Plan dated September 9, 2024	8-K	001-34887	10.1	9/13/2024
10.1(c)#	Form of Stock Option Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(a)	1/13/2023
10.1(d)#	Form of Restricted Stock Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(b)	1/13/2023
10.1(e)#	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(c)	1/13/2023
10.2#	CEO Performance Stock Award Agreement dated May 5, 2022 between Mullen Automotive Inc. and David Michery	8-K	001-34887	10.2	07/27/2022
10.3#	CEO Performance Stock Award Agreement dated June 8, 2023 between Mullen Automotive Inc. and David Michery	8-K	001-34887	10.2	08/07/2023
10.3(a)#	Amendments to 2022 Performance Stock Award Agreement and 2023 Performance Stock Award Agreement dated December 27, 2024 between Mullen Automotive Inc. and David Michery	10-K	001-34887	10.3(a)	01/24/2025

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.4	Amended and Restated Secured Convertible Note and Security Agreement dated June 17, 2022 Esousa Holdings LLC	8-K	001-34887	10.1	06/21/2022
10.4(a)	Letter Agreement (Sale of Note) dated June 17, 2022	8-K	001-34887	10.2	06/21/2022
10.4(b)	Exchange Agreement, dated as of October 14, 2022, by and among Mullen Automotive Inc. and Esousa Holdings LLC.	8-K	001-34887	10.1	10/21/2022
10.4(c)	Secured Convertible Note and Security Agreement dated October 14, 2022 with Esousa Holdings LLC.	8-K	001-34887	10.2	10/21/2022
10.5#	Amended and Restated Employment Agreement, dated as of June 1, 2021, by and between David Michery and Mullen Technologies, Inc.	S-4/A	333-256166	10.10	07/22/2021
10.6	Transition Services Agreement, dated as of May 12, 2021, by and between Mullen Technologies, Inc. and Mullen Automotive Inc.	S-4/A	333-256166	10.14	07/22/2021
10.6(a)	Termination Agreement, dated January 15, 2024, by and between Mullen Technologies, Inc. and Mullen Automotive Inc.	10-K	001-34887	10.6(a)	1/17/2024
10.7	Tax Sharing Agreement, dated May 12, 2021, by and among Mullen Technologies, Inc. and Mullen Automotive Inc.	S-4/A	333-256166	10.15	07/22/2021
10.8	Consultant Agreement dated October 26, 2021 between the Company and Mary Winter	10-K	001-34887	10.25	12/29/2021
10.9	Loan Commitment with NuBridge Commercial Lending executed February 23, 2022	8-K	001-34887	10.2	02/28/2022
10.9(a)	Guaranty dated March 7, 2022 between NuBridge Commercial Lending, LLC and David Michery	10-Q	001-34887	10.4(a)	05/16/2022
10.10	Securities Purchase Agreement dated June 7, 2022 for Series D Preferred Stock and Warrants	8-K	001-34887	10.1	06/10/2022
10.10(a)	Amendment No. 1 dated June 23, 2022 to Securities Purchase Agreement dated June 7, 2022	8-K	001-34887	10.1	06/24/2022
10.10(b)	Amendment No. 2 dated September 19, 2022 to Securities Purchase Agreement dated June 7, 2022	S-3ASR	333-267502	99.3	09/19/2022
10.10(c)	Amendment No. 3 to the Securities Purchase Agreement, dated November 15, 2022, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	11/21/2022
10.10(d)	Form of Convertible Note dated November 15, 2022	8-K	001-34887	10.2	11/21/2022
10.10(e)	Amendment No. 4 to the Securities Purchase Agreement, dated April 3, 2023, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	04/07/2023
10.10(f)	Form of Promissory Note	8-K	001-34887	10.2	04/07/2023
10.10(g)	Letter Agreement, dated May 15, 2023, by and among Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	05/19/2023
10.10(h)	Letter Agreement, dated June 5, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC	8-K	001-34887	10.1	06/05/2023
10.10(i)	Letter Agreement, dated June 12, 2023, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	06/12/2023
10.10(j)	Letter Agreement, dated June 22, 2023, by and between Mullen Automotive Inc. and the buyers named therein.	8-K	001-34887	10.1	06/26/2023
10.10(k)	Letter Agreement, dated June 26, 2023, by and between Mullen Automotive Inc. and Ault Lending, LLC	8-K	001-34887	10.2	06/26/2023
10.10(l)	Letter Agreement, dated June 20, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC.	8-K	001-34887	10.3	06/26/2023

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.11	Lease dated June 29, 2022 between the Company and Lakeview Business Center, LLC	10-Q	001-34887	10.7	08/12/2022
10.12	Consulting Agreement dated January 12, 2022 between the Company and Ignacio Novoa	10-Q	001-34887	10.8	08/12/2022
10.13	Firm Order Agreement dated December 12, 2022, between Randy Marion Isuzu, LLC and the Company	8-K	001-34887	10.1	12/15/2022
10.14#	Offer Letter with Jonathan New dated September 7, 2022	10-K	001-34887	10.22	1/13/2023
10.15	Settlement Agreement dated January 13, 2023 with Acuitas, J. Fallon and Mank Capital	10-K	001-34887	10.23	1/13/2023
10.15(a)	Form of Promissory Note	10-K	001-34887	10.23(a)	1/13/2023
10.16	Waiver Agreement dated January 12, 2023 with Series C Preferred Stockholders	10-K	001-34887	10.24	1/13/2023
10.17	Settlement Agreement dated January 13, 2023 with respect to Series D Securities Purchase Agreement	10-K	001-34887	10.25	1/13/2023
10.17(a)	Form of Warrant	10-K	001-34887	10.25(a)	1/13/2023
10.17(b)	Amendment to the Settlement Agreement, dated March 2, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC	8-K	001-34887	10.1	03/06/2023
10.18	Settlement Agreement, dated as of March 14, 2023, by and among Mullen Automotive Inc., Qiantu Motor (Suzhou) Ltd., and Qiantu Motor USA, Inc.	10-Q	001-34887	10.5	05/15/2023
10.18(a)+	Intellectual Property and Distribution Agreement, dated as of March 14, 2023, by and among Mullen Automotive Inc., Qiantu Motor (Suzhou) Ltd., and two affiliates of Qiantu Motor (Suzhou) Ltd.	10-Q	001-34887	10.5(a)	05/15/2023
10.19#	Employment Agreement between the Company and Chester Bragado dated March 21, 2023	10-Q	001-34887	10.6	05/15/2023
10.20	Promissory Note dated March 31, 2023 from Mullen Technologies, Inc. to Mullen Automotive Inc., and Addendum dated August 12, 2023	10-K	001-34887	10.20	1/17/2024
10.21	Change of Control Agreement dated August 14, 2023 between Mullen Automotive Inc. and David Michery	10-K	001-34887	10.21	1/17/2024
10.22	Form of Change of Control Agreement dated August 14, 2023 between Mullen Automotive Inc. and each non-employee director	10-K	001-34887	10.22	1/17/2024
10.23	Securities Purchase Agreement, dated December 18, 2023, by and among Mullen Automotive Inc. and the purchaser named therein	8-K	001-34887	10.1	12/22/2023
10.24	Commitment Letter dated May 14, 2024	10-Q	001-34887	10.2	5/14/2024
10.25	Securities Purchase Agreement dated May 14, 2024 by and among Mullen Automotive Inc. and the purchasers named therein	10-Q	001-34887	10.3	5/14/2024
10.25(a)	Form of Convertible Note	10-Q	001-34887	10.3(a)	5/14/2024
10.25(b)	Form of Warrant	10-Q	001-34887	10.3(b)	5/14/2024
10.25(c)	Registration Rights Agreement dated May 14, 2024 by and among Mullen Automotive Inc. and the purchasers named therein	10-Q	001-34887	10.3(c)	5/14/2024
10.25(d)	Additional Investment Right Agreement dated December 12, 2024 by and among Mullen Automotive Inc. and the purchasers named therein	10-K	001-34887	10.25(d)	01/24/2025

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.25(e)	Additional Investment Rights Agreement dated December 31, 2024 by and among Mullen Automotive Inc. and the purchaser named therein	10-K	001-34887	10.25(e)	01/24/2025
10.26	Common Stock Purchase Agreement, dated as of May 21, 2024, by and between the Company and the Investor	8-K	001-34887	10.1	5/24/2024
10.26(a)	Registration Rights Agreement, dated as of May 21, 2024, by and between the Company and the Investor	8-K	001-34887	10.2	5/24/2024
10.27	Settlement Agreement and Release, dated May 31, 2024, by and between Mullen Automotive Inc. and the investor thereto.	8-K	001-34887	10.1	6/6/2024
10.28	Settlement Agreement and Release, dated May 13, 2024, by and between Mullen Automotive Inc. and Silverback Capital Corporation	10-Q	001-34887	10.1	8/12/2024
10.29	Purchase Agreement dated August 23, 2024 between the Mullen Automotive Inc, VoltiE Group and Volt Mobility Holding Ltd.	8-K	001-34887	10.1	8/26/2024
10.29(a)	Amendment to Purchase Agreement dated November 4, 2024	10-K	001-34887	10.29(a)	01/24/2025
10.30	Amended and Restated Secured Promissory Note dated October 24, 2024 issued by Bollinger Motors, Inc.	8-K	001-34887	10.1	10/28/2024
10.31	Settlement Agreement and Stipulation dated November 19, 2024 between Mullen Automotive Inc and investors named therein (Form of Pre-Funded Warrant attached as Exhibit A)	10-K	001-34887	10.31	01/24/2025
10.32	Asset Purchase Agreement dated July 18, 2024 between Mullen Automotive Inc and Mullen Technologies, Inc	10-K	001-34887	10.32	01/24/2025
10.33#+	Employment Agreement dated August 5, 2024 between Mullen Automotive Inc. and John Taylor	10-K	001-34887	10.33	01/24/2025
10.34	Securities Purchase Agreement dated January 23, 2025	8-K	001-34887	10.1	01/27/2025
10.34(a)	Form of Convertible Note	8-K	001-34887	10.1(a)	01/27/2025
10.34(b)	Form of Warrant	8-K	001-34887	10.1(b)	01/27/2025
10.34(c)	Registration Rights Agreement dated January 23, 2025	8-K	001-34887	10.1(c)	01/27/2025
16.1	Letter from Daszkal Bolton LLP dated March 3, 2023	8-K	001-34887	16.1	03/03/2023
21.1	List of Subsidiaries	10-K	001-34887	21.1	01/24/2025
23.1*	Consent of Independent Registered Public Accounting Firm (RBSM LLP)	S-1/A	333-282516	23.1	01/29/2025
23.2	Consent of Jones Day					(included in Exhibit 5.1)
24.1*	Power of Attorney	S-1	333-282516	24.1	10/04/2024
107*	Filing Fee Table	S-1/A	333-282516	107	01/29/2025

*	Previously filed.
#	Indicates management compensatory plan, contract or arrangement.
+	Mullen Automotive Inc. has omitted certain exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Brea, California as of February 6, 2025.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Michery	Chief Executive Officer, President and Chairman of the Board	February 6, 2025
David Michery	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	February 6, 2025
Jonathan New	(Principal Financial Officer)

/s/ Chester Bragado	Chief Accounting Officer	February 6, 2025
Chester Bragado	(Principal Accounting Officer)

*	Secretary and Director	February 6, 2025
Mary Winter

*	Director	February 6, 2025
John Andersen

*	Director	February 6, 2025
Ignacio Novoa

*	Director	February 6, 2025
Kent Puckett

*	Director	February 6, 2025
Mark Betor

*	Director	February 6, 2025
William Miltner

* By:	/s/ Jonathan New
Attorney-in-Fact